FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of September 21, 2006 by and between GREIT–ONE WORLD TRADE CENTER, L.P., a California limited partnership (“Seller”), and LEGACY PARTNERS REALTY FUND II, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of August 17, 2006 (as amended, the “Purchase Agreement”), with respect to that certain real property commonly known as One World Trade Center, located in the County of Los Angeles, State of California, and more particularly described in the Purchase Agreement.

B. The parties hereto desire to amend the Purchase Agreement to confirm certain matters as set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. Defined Terms. Initially capitalized terms used in this First Amendment and not otherwise defined in this First Amendment shall have the meanings provided for such terms in the Purchase Agreement.

2. Elevator Maintenance. In the course of Buyer’s diligence review, Buyer has discovered various deferred maintenance and compliance issues with respect to the elevators at the Property. Buyer believes that these issues are the responsibility of Otis Elevator (“Otis”) pursuant to the terms of the existing elevator maintenance contract for the Property. Seller will use commercially reasonable efforts to cause Otis to enter into a letter agreement substantially in the form attached hereto as Exhibit G (the “Otis Letter”), prior to Closing. Seller shall also use commercially reasonable efforts to cause Otis to complete all deferred maintenance and compliance work items specified in the Otis Letter as soon as possible, and Seller will keep Buyer reasonably informed of discussions with and requests made of Otis and the progress made by Otis in completing the necessary work. If and to the extent such deferred maintenance and compliance work has not been completed prior to Closing, and Otis has not confirmed in writing its obligation to complete post-Closing at no cost to Buyer, pursuant to the Otis Letter, then at Closing Seller will escrow funds sufficient to assure post-Closing completion of such work.

3. Easement/Restriction Estoppels. In the course of Buyer’s title review, Buyer determined that two title restrictions encumbering the Property impose obligations on Seller and adjacent operators with respect to parking and easement arrangements, and such agreements provide for the delivery of estoppels upon request by a party thereto. Therefore, Seller agrees to request and to obtain and deliver to Buyer prior to closing the following:

•	Estoppel from the owner of the “Hotel Property” under the Declaration of Reciprocal Easements and Restrictions, recorded December 8, 2003 as Instrument No. 03-3685970, as amended by a First Amendment to Declaration of Reciprocal Easements and Restrictions, recorded January 7, 2005 as Instrument No. 05-0050898. Such estoppel shall be substantially in form and content as that which is attached to Buyer’s title objection letter as Exhibit A.

•	Estoppel from the owners of the “Hotel Property” and the “Broadway Parking Property” under the Parking Easement Agreement recorded December 8, 2003 as Instrument No. 03-3685975. Such estoppel shall be substantially in form and content as that which is attached to Buyer’s title objection letter as Exhibit B.

Buyer agrees that delivery of the foregoing estoppels substantially in the forms referenced and showing no matter which is materially adverse to the operation, ownership or maintenance of the Property will satisfy this Closing condition. Further, Buyer agrees to approve or reject any estoppel provided pursuant to the terms of this Section 3 within three (3) business days following receipt thereof, and any failure to reject such estoppel shall be conclusively be deemed to be Buyer’s approval of such estoppel.

4. Diesel Permit. Seller has advised Buyer that it is in the process of obtaining necessary permits for the existing diesel tank at the Property. Accordingly, Seller confirms that it will obtain and deliver to Buyer prior to Closing and as a condition thereto a current permit issued by the City of Long Beach Fire Department with respect to the diesel tank.

5. NPDES Permit. Seller has advised Buyer that it is in the process of obtaining a current National Pollutant Discharge Elimination System (NPDES) permit with respect to the operation of the water collection sump at the Property. With respect to the NPDES permit, Seller confirms that it has retained an environmental/water testing consultant to perform the necessary tests (the “NPDES Testing”) and produce the reports required for completing the NPDES permit application. Seller will cause such consultant to expedite the NPDES Testing and reporting procedure and Buyer’s consultant shall be permitted to observe the testing work, and Buyer will be promptly provided with copies of all reports and studies issued with respect to the water collection sump. Seller will use commercially reasonable efforts and will spend such funds as may be necessary to cause the NPDES Testing and other work necessary to secure the NPDES permit to be expeditiously completed. It shall be a condition to Closing that the NPDES permit is issued with respect to the water collection sump, as referenced herein. However, in the event all other conditions to Closing are satisfied but the NPDES permit is not yet issued, Seller shall have the right, by delivering written notice to Buyer, to extend the Closing for up to thirty (30) days in order to secure the NPDES permit prior to Closing.

6. CAM Charges Disputes. Seller acknowledges that certain tenants of the Property have disputed their obligation to pay additional rent under their leases and have questioned the calculation and methodology of the additional rent passed through to tenants. Seller has advised Buyer that the pending disputes have been or will be amicably resolved. Accordingly, Seller shall use its commercially reasonable efforts to cause each of the tenants listed on Exhibit C to confirm in writing prior to Closing, under their estoppels or otherwise, that there remain no pending disputes or audits with respect to additional rent payable under such leases, and that the matters referenced in Exhibit C have been resolved. For purposes of this section, Seller shall be deemed to have satisfied Seller’s obligation under this section if Seller exercises commercially reasonable efforts in seeking tenant estoppels from each of these tenants, provided that Section 10.1.3 of the Purchase Agreement is hereby amended to add Salomon Smith Barney, Inc. as a “Major Tenant.”

7. Service Contracts. The list of Contracts attached as Exhibit D to the Purchase Agreement is hereby replaced with and superseded by the list of Contracts attached to this First Amendment as Exhibit D. Buyer will assume the Contracts set forth in Exhibit D attached hereto.

8. Schedule of Leases. The schedule of Leases attached as Exhibit E to the Purchase Agreement is hereby replaced with and superseded by the schedule of Leases attached to this First Amendment as Exhibit E. Seller agrees to use commercially reasonable efforts to obtain and deliver to Buyer as soon as possible any missing items referenced in Exhibit E.

9. Personal Property. The schedule of Personal Property attached as Exhibit F to the Purchase Agreement is hereby replaced with and superseded by the schedule of Personal Property attached to this First Amendment as Exhibit F.

10. Pending Leases. Seller confirms that it has not entered into and is not bound to enter into any leases, or any modifications, amendments or renewals thereof other than those listed in Exhibit E attached hereto. Accordingly, Seller will not enter into any leases, or any modifications, amendments or renewals thereof following the execution and delivery of this First Amendment, without first obtaining Buyer’s consent in accordance with the terms of Section 8.3.2 of the Purchase Agreement.

11. Approval Notice. Seller and Buyer acknowledge that this Amendment shall constitute Buyer’s Approval Notice pursuant to the terms of Section 6.1 of the Purchase Agreement. This confirms that buyer wishes to proceed with purchase of the Property in accordance with, and subject to, the terms and conditions of the Purchase Agreement.

12. Miscellaneous. Except to the extent expressly modified by this First Amendment, the Purchase Agreement remains in full force and effect. To the extent of any inconsistency between this First Amendment and the Purchase Agreement, the terms and conditions of this First Amendment shall control. This First Amendment may be executed in multiple counterparts, all of which, taken together, shall constitute one document. This First Amendment shall be deemed effective against a party upon receipt by the other party (or its counsel) of a counterpart executed by facsimile.

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IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the date referenced above.

SELLER:

GREIT–ONE WORLD TRADE CENTER, L.P.,

a California limited partnership

	By: Its:	GREIT – One World Trade Center GP, LLC, a California limited liability company General Partner

By:G REIT, L.P., a Virginia limited partnership, Its:sole member

By:G REIT, Inc., a Maryland corporation, Its:General Partner

By: /s/ Andrea R. Biller

Name: Andrea R. Biller

Title: Executive V.P.

BUYER:

LEGACY PARTNERS REALTY FUND II, LLC,

a Delaware limited liability company

By:	Legacy Partners Investment Management Services, LLC

Its:	a Delaware limited liability company Managing Member

	By:	/s/ Robert F. Phipps

	Name:	Robert F. Phipps

	Title:	V.P.